                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A3


                    AMENDMENT No. 3 TO APPLICATION OR REPORT
                     FILED PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 11, 1997

                                    AMBI Inc.
                                    ---------

             (Exact Name of Registrant as Specified in its Charter)

New York                            1-12106                   11-2653613
--------                            -------                   ----------
(State or other jurisdiction of     (Commission File Number)  (I.R.S.Employer
incorporation or organization)                                Identification
                                                              Number)

771 Old Saw Mill River Road, Tarrytown, New York              10591
------------------------------------------------              -----
(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number including Area Code:   (914) 347-5767
                                                     --------------

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions included in its Current Report on Form 8-K dated August 25, 1997 as set forth in the pages attached hereto:

Item 7(a).   Financial Statements of Nutrition 21.

                Independent Auditors' Report (previously filed)

                Balance Sheets as of December 31, 1996 and 1995
                (previously filed)

                Statements of Operations for three years ended December 31, 1996 (previously filed)

                Statement of Partners' Capital for three years ended December 31, 1996 (previously filed)

                Statement of Cash Flows for three years ended December 31, 1996 (previously filed)

                Notes to Financial Statements (previously filed)

             Financial Statements June 30, 1997 and 1996

                Balance Sheets as of June 30, 1997 and December 31, 1996

                Statements of Operations for six months ended June 30, 1997 and June 30, 1996

                Statement of Partners' Capital for the years ended December 31, 1996, 1995 and the six months ended June 30, 1997

                Statement of Cash Flows for the six months ended June 30, 1997 and 1996

                Notes to Financial Statements

Item 7(b).   Pro forma condensed financial information.

                AMBI Inc. Pro Forma Combined Income Statement for the year ended June 30, 1997

                AMBI Inc. Pro Forma Combined Balance Sheet as of June 30, 1997

                                    SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                AMBI Inc.

Date:  February 20, 1998


                                 By: /s/ Fredric D. Price
                                     -------------------------------------
                                         Fredric D. Price
                                     President and Chief Executive Officer

    ITEM 7(A) FINANCIAL STATEMENTS JUNE 30, 1997 AND 1996

                                  NUTRITION 21
                       (a California limited partnership)

                                 Balance Sheets

                       June 30, 1997 and December 31, 1996

                                                                          June 30            December 31
                                    Assets                                 1997                 1996
                                                                        (Unaudited)
                                                                     ------------------   ------------------

Current assets:

   Cash and cash equivalents                                      $  2,961,003            1,452,601
   Trade accounts receivable                                         2,912,605            2,927,777
   Inventory                                                           574,470              108,908
   Other current assets                                                135,481               43,344
                                                                     ------------------   ------------------

                  Total current assets                               6,583,559            4,532,630

Property and equipment, net (note 2)                                    31,336               32,536
Patents, licenses and trademarks (note 4)                               19,306               19,752
Other assets                                                                                 12,033
                                                                     ------------------   ------------------

                  Total assets                                    $  6,634,201            4,596,951
                                                                     ==================   ==================

                      Liabilities and Partners' Capital

Current liabilities:

   Bank overdraft                                                 $                         371,521
   Accounts payable                                                    566,186              235,070
   Accrued royalties (note 4)                                          271,846              466,199
   Accrued litigation (note 5)                                         281,250              408,750
   Other accrued liabilities                                             5,881               84,751
   Accrued consulting fees                                             224,232
                                                                     ------------------   ------------------

                  Total current liabilities                          1,349,395            1,566,291


Deferred rent                                                            4,234                6,542
                                                                     ------------------   ------------------

                  Total liabilities                                  1,353,629            1,572,833
                                                                     ------------------   ------------------

Partners' capital:

   General partner                                                   2,421,594            1,442,773
   Limited partners                                                  2,858,978            1,581,345
                                                                     ------------------   ------------------

                  Total partners' capital                            5,280,572            3,024,118
                                                                     ------------------   ------------------

Commitments and contingencies (notes 4, 5, 6, 7 and 8)

                  Total liabilities and partners' capital         $  6,634,201            4,596,951
                                                                     ==================   ==================

                                  NUTRITION 21
                       (a California limited partnership)

                            Statements of Operations

            For the six months ended June 30, 1997 and June 30, 1996

                                                                                       1997                   1996
                                                                                    (Unaudited)           (Unaudited)
                                                                                --------------------   -------------------

Sales                                                                        $  10,760,275               8,185,974
Cost of sales (note 4)                                                           2,314,360               1,698,543
                                                                                --------------------   -------------------

                  Gross profit                                                   8,445,915               6,487,431
                                                                                --------------------   -------------------

Operating expenses:
   Selling, general and administrative                                           3,498,707               3,385,493
   Research and development                                                        354,560                 384,773
                                                                                --------------------   -------------------

                  Total operating expenses                                       3,853,267               3,770,266
                                                                                --------------------   -------------------

                  Operating income                                               4,592,648               2,717,165
                                                                                --------------------   -------------------

Other income (expense):

   Interest income, net                                                             39,000                  38,000
   Other non operating income, net                                                   8,000                 454,000
                                                                                --------------------   -------------------

                  Other income, net                                                 47,000                 492,000

                  Net income                                                 $   4,639,648               3,209,165
                                                                                ====================   ===================

                                  NUTRITION 21
                       (a California limited partnership)

                         Statements of Partners' Capital

        Years ended December 31, 1996, 1995 and the six months ended June
                              30, 1997 (unaudited)

                                                              General              Limited
                                                              Partner              Partners              Total

                                                          -----------------    -----------------    -----------------

Balance  at December 31, 1994                         $    1,544,188            1,691,212            3,235,400

Distributions                                             (4,032,000)          (4,368,000)          (8,400,000)
Allocation of net income                                   4,518,216            4,894,734            9,412,950
                                                          -----------------    -----------------    -----------------

Balance at December 31, 1995                               2,030,404            2,217,946            4,248,350

Distributions                                             (1,728,000)          (1,872,000)          (3,600,000)
Allocation of net income                                   1,540,399            1,668,766            3,209,165
                                                          -----------------    -----------------    -----------------

Balance at June 30, 1996                                   1,842,803            2,014,712            3,857,515

Distributions                                             (1,728,000)          (1,872,000)          (3,600,000)
Allocation of net income                                   1,327,970            1,438,633            2,766,603
                                                          -----------------    -----------------    -----------------

Balance at December 31, 1996                               1,442,773            1,581,345            3,024,118

Distributions                                             (1,248,212)          (1,134,982)          (2,383,194)
Allocation of net income                                   2,227,033            2,412,615            4,639,648
                                                          -----------------    -----------------    -----------------

Balance at June 30, 1997                              $    2,421,594            2,858,978            5,280,572
                                                          =================    =================    =================

                                  NUTRITION 21
                       (a California limited partnership)

                            Statements of Cash Flows

                 For the six months ended June 30, 1997 and 1996

                                                                                    1997                 1996
                                                                                 (unaudited)          (unaudited)
                                                                              ------------------   ------------------
Cash flows from operating activities:

   Net income                                                                 $  4,639,648            3,209,165
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                 5,000                5,000
       Changes in operating assets and liabilities:
         Trade accounts receivable                                                  15,172              413,335
         Inventories                                                              (465,562)              22,404
         Other current assets                                                      (92,137)              73,668
         Accounts payable                                                          331,116               (1,226)
         Accrued royalties                                                        (194,353)            (599,703)
         Accrued consulting fees                                                   224,232              254,859
         Accrued litigation                                                       (127,230)
         Deferred rent                                                              (2,308)              (2,310)
         Other accrued liabilities                                                                      (27,572)
                                                                              ------------------   ------------------

                  Net cash provided by operating activities                      4,333,578            3,347,620
                                                                              ------------------   ------------------

Cash flows from investing activities:
   Purchase of property and equipment                                              (65,907)
   Patents, licenses and trademarks costs                                           (4,554)             (24,075)
   Other assets                                                                                          29,984
                                                                              ------------------   ------------------

                  Net cash used/provided by investing activities                   (70,461)               5,909
                                                                              ------------------   ------------------

Cash flows from financing activities:
   Distribution to partners                                                     (2,383,194)          (3,600,000)
   Bank overdraft                                                                 (371,521)
                                                                              ------------------   ------------------

                  Net used in financing activities                              (2,754,715)          (3,600,000)
                                                                              ------------------   ------------------


Net increase (decrease) in cash and cash equivalents                             1,508,402             (246,471)

Cash and cash equivalents, beginning of period                                   1,452,601            1,918,596
                                                                              ------------------   ------------------

Cash and cash equivalents, end of period                                    $    2,961,003            1,672,125
                                                                              ==================   ==================

                                  NUTRITION 21

                          Notes to Financial Statements

                             June 30, 1997 and 1996
                                   (unaudited)

(1)    Organization and Summary of Significant Accounting Policies

       Description of Business

       Nutrition 21, a California limited partnership (the "Partnership"), was formed in October 1973 and develops, produces, and markets proprietary nutrition products and dietary supplements. The Partnership's primary products, chromium picolinate, accounted for 80% and 89% of sales for the six months ended June 30, 1997 and 1996, respectively. Nutrition products and dietary supplements are subject to regulation, including certain regulations of the US Food and Drug Administration, the Federal Trade Commission, and various state regulatory agencies. The Partnership maintains several licenses and agreements with suppliers, manufacturers, founding scientists, and patent holders in connection with the manufacturing, marketing, and distribution of its products.

       Cash and Cash Equivalents

       Cash and cash equivalents at June 30, 1997, consist of checking, savings, and money market funds with an initial term of less than three months. For purposes of the statements of cash flows, the Partnership considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

       Revenue Recognition

       The Partnership recognizes revenue when earned, generally when products are shipped.

       Inventories

       Inventories are stated at the lower of cost or market. Cost is determined using either the first in, first out method or the average cost method depending on the product.

       Property and Equipment

       Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 5 to 7 years. Leasehold improvements are amortized over the shorter of their estimated useful life or related lease term.

       Patents, Licenses and Trademarks


       The Partnership capitalizes certain legal costs and acquisition costs related to patents, licenses and trademarks. Accumulated costs are amortized over the lesser of the legal lives or the estimated economic lives of the proprietary rights, generally five to ten years, using the straight-line method and commencing at the time the patents are issued or the license is acquired. Capitalized costs are written off to expense at the time the underlying proprietary rights are deemed to have no continuing value.

                                  NUTRITION 21

                          Notes to Financial Statements

                             June 30, 1997 and 1996
                                   (unaudited)

       Research and Development, and Advertising

       Research and development, and advertising costs are expensed as incurred. Advertising costs amounted to $1,907,461 and $1,662,606 for the six months ended June 30, 1997 and 1996, respectively.

       Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed
       Of

       The Partnership adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Partnership's financial position, results of operations, or liquidity.

       Income Taxes

       For federal and state income tax purposes, partnership tax liability is that of the individual partners, not the partnership. Since many types of transactions are susceptible to varying interpretations under federal and state income tax laws and regulations, the amounts reported by the Partnership or by the participants in their individual income tax returns may be subject to change at a later date upon final determination by the respective taxing authorities. The Partnership uses the cash method of reporting income and expenses for tax purposes.


       Use of Estimates

       Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles.

       Actual results could differ from those estimates.

                                  NUTRITION 21

                          Notes to Financial Statements

                             June 30, 1997 and 1996
                                   (unaudited)

(2)    Property and Equipment

       Property and equipment at June 30, 1997 and December 31, 1996 consist of the following:

                                                                              June 30             December 31
                                                                                1997                  1996
                                                                         -------------------  ---------------------

            Furniture and equipment                                   $        88,868                86,883
            Leasehold improvements                                             2,652                 2,652
                                                                         -------------------  ---------------------

                                                                               91,520                91,520
            Less accumulated depreciation                                     (60,184)              (58,984)
                                                                         -------------------  ---------------------

                                                                      $        31,336                32,536
                                                                         ===================  =====================

(3)    Allocations of Income, Losses and Cash Distributions

       The partnership agreement requires the allocation of income and losses of the Partnership among the General Partner and Limited Partners at 48% and 52%, respectively. Cash available for distribution is to be distributed to the General Partner and Limited Partners at 48% and 52%, respectively.

(4)    Royalty and Licensing Agreements

       In 1985, the National Technical Information Service (NTIS), a United

       States governmental agency, granted Nutrition 21 exclusive licenses under a US Patent owned by the United States Government (the "Patent") to manufacture, market, and sell certain metal picolinate complexes and a non-exclusive licenses to manufacture, market, and sell certain other picolinate complexes. Under the terms of the licenses, the Partnership is required to pay an annual non-refundable maintenance fee of $2,500 to NTIS along with a bi-annual royalty fee based on a percentage of net sales. The licenses expire on August 8, 2000 in conjunction with the expiration of the Patent. The Partnership recognized expenses related to these licenses of $282,307 and $237,385 for the six months ended June 30, 1997 and 1996, respectively.

       The Partnership has an agreement with an individual pursuant to which the Partnership pays a royalty to the individual based on a percentage of net sales for all products covered by the Patent licensed to Nutrition 21 by the NTIS. This agreement continues through August 8, 2000. The Partnership recognized expenses related to this agreement of $387,658 and $501,579 for the six months ended June 30, 1997 and 1996, respectively.

       The Partnership has an agreement with another individual pursuant to which the Partnership pays a royalty based on a percentage of net sales for certain yeast and picolinate products covered by the Patent. In the case of the individual's death, the royalties will be paid directly to the estate for a certain period of time. The Partnership recognized expenses related to this agreement of $110,652 and $25,270 for the six months ended June 30, 1997 and 1996, respectively.

                                  NUTRITION 21

                          Notes to Financial Statements

                             June 30, 1997 and 1996
                                   (unaudited)

       The Partnership entered into an agreement expiring October 5, 1997 to share in the costs associated with the promotion of chromium picolinate used in animal feed. The Partnership recognized expenses related to this agreement of $27,782 and $25,632 for the six months ended June 30, 1997 and 1996, respectively.

(5)    Commitments and Contingencies

       Operating Leases

       The Partnership leases office facilities and equipment under noncancelable operating lease agreements expiring at various dates through August 31, 1998. Future minimum lease payments are as follows:

                      Year ending December 31,

               ---------------------------------------


                      1997                               $  59,886
                      1998                                  40,726
                                                            ------------------

                                                         $  100,612

                                                            ==================

       Rent expense for all leased facilities and equipment was $31,133 and $28,617 for the six months ended June 30, 1997 and 1996, respectively.

       Litigation

       At December 31, 1996, the Company was a defendant in a lawsuit that alleged, among other things, a breach of oral and implied contracts related to the distribution of chromium picolinate. In January 1997, the Partnership settled the lawsuit. Settlement costs of $408,750 were accrued during 1996.

(6)    Infringement Settlement

       In November 1995, the Partnership was a plaintiff in a lawsuit with a competitor that alleged, among other things, patent infringements related to chromium picolinate. In April 1996, the Partnership settled the lawsuit and recognized income of $449,120 related to the settlement.

(7)    Federal Trade Commission (FTC) Decision and Order

       In July 1997, the Partnership and the FTC entered into a Consent Order, which, among other things, requires that claims or representations for dietary supplements be supported by competent and reliable evidence on benefits, performance efficacy and safety. The Consent Order requires that the Partnership advise its customers who resell chromium picolinate to the public not to make certain claims which the FTC deems not to be sufficiently supported.

                                  NUTRITION 21

                          Notes to Financial Statements

                             June 30, 1997 and 1996
                                   (unaudited)

(8)    Subsequent Event

       On August 11, 1997, AMBI Inc. ("AMBI") purchased all General and Limited partnership interests of the Partnership. The purchase price for the acquisition was $10 million, subject to an adjustment based on a target net book value, and 500,000 restricted shares of AMBI common stock. The purchase also provided for annual contingent future payments for each of the next four years of $2.5 million adjusted for the achievement of certain sales levels, and royalties of 2.5% to 5% of net sales of products recommended for certain patented uses. In addition, if prior to August 10, 1998, AMBI terminates for other than cause, the employment of certain individuals, AMBI will be required to make termination payments to such individuals. Additionally, AMBI entered into a two-year consulting agreement with the former Chief Executive Officer and general partner who agreed not to compete with Nutrition 21 for a period of two years after the termination of the consulting agreement.

ITEM 7(b).    PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited pro forma financial information is presented to show the pro forma effect of the acquisition of the N21 business on AMBI's historical financial position and results of operations under the purchase method of accounting.

The Pro Forma Combined Statement of Operations for the year ended June 30, 1997 assumes the acquisition was consummated on July 1, 1996. The Pro Forma Combined Balance Sheet as of June 30, 1997 assumes the acquisition was consummated on that date. N21's fiscal year ends on December 31. The financial information of N21 has been conformed with AMBI's June 30, 1997 fiscal year end and is derived from N21's internal accounting records.

The pro forma financial information is not necessarily indicative of the financial position or results of operations as they may be in the future or as they would have been had the transactions been effected on the assumed dates. AMBI expects to achieve cost savings by reducing administrative overhead costs and the renegotiation of select royalty agreements. (see footnote 4)

The pro forma financial information should be read in conjunction with AMBI's historical consolidated financial statements and notes thereto included in its 1997 10-K, the enclosed audited historical financial statements for the business acquired and the description of the transaction under Item 2 in the 8-K filed August 25, 1997.

                                    AMBI Inc.
                   Pro Forma Combined Statement of Operations

                  For the Three Months Ended September 30, 1997
                     In thousands, except per-share amounts

                                   (Unaudited)

                                                     Reported      N21 (1)    Adjustments       Pro Forma
                                                     --------      -------    -----------       ---------

Net Sales                                             3,118        1,927                          5,045
Other operating income                                 125           -                             125

                                                       ---           -                             ---
TOTAL REVENUE                                         3,243        1,927                          5,170
      Cost of sales                                   (655)        (195)                          (850)
                                                      -----        -----                           -----

GROSS PROFIT                                          2,588        1,732                           4,320
Selling, general and

     administrative expenses                         (2,658)      (1,097)        (112)   (4)      (3,867)
Research and development                              (495)         (6)                            (501)
Depreciation and amortization                         (172)         (1)                            (173)
                                                      -----         ---                            -----

OPERATING (LOSS)/INCOME                               (737)         628          (112)             (221)
Interest income                                         44           19           (42)   (6)         21
Interest expense                                       (24)          -            (36)   (5)        (60)
                                                       ----          -            ----   ---        ----

     (LOSS)/INCOME BEFORE

                 TAX EXPENSE                          (717)         647          (190)             (260)
                    Tax Expense (2)                    (7)           -             -                (7)
                                                       ---           -             -                ---

     NET (LOSS)/INCOME                                (724)         647          (190)             (267)

NET (LOSS)/INCOME PER SHARE                          ($0.06)                                      ($0.04)

WEIGHTED AVERAGE SHARES (3)                         19,055,081                  228,000  (3)     19,283,081

(1) Represents the actual unaudited results of N21 for the period July 1, 1997 through August 11, 1997.

(2) No pro forma adjustment has been made for income taxes because AMBI has available $17.0 million in tax loss carryforwards as of June 30, 1997 for which no deferred tax asset had been recognized.

(3) Total weighted average shares of 19,055,081 included a weighted average amount of 288,000 shares which represents the pro rata portion of the 500,000 shares issued to the former partners of N21 on August 11, 1997 attributable to the period July 1, 1997 through August 11, 1997.

(4) Represents amortization of intangibles recognized on the purchase of N21.

(5) Represents interest at 9.5% associated with the bank loan of $3.3 million obtained to purchase N21.

(6) To record interest income assumed lost (average rate of 5.25%) on cash reserves used to pay for the acquisition.

                                    AMBI Inc.
                   Pro Forma Combined Statement of Operations

                        For the Year Ended June 30, 1997
                     In thousands, except per-share amounts

                                   (Unaudited)


                                                             Aplin &
                                            Reported       Barrett (6)     N21 (8)      Adjustments            Pro Forma
                                            --------       -----------     -------      -----------            ---------
Net Sales                                    10,356          (5,988)        18,822                                23,190
Other operating income                        924               0                                                 924
TOTAL REVENUE                                11,280          (5,988)        18,822                               24,114
      Cost of sales                         (4,998)           3,393        (3,925)                              (5,530)

GROSS PROFIT                                 6,282           (2,595)        14,897                               18,584
Selling, general and

     administrative expenses                (17,312)          1,454        (6,671)                              (22,529)
Research and development                    (4,833)            406          (510)                               (4,937)
Depreciation and amortization                (772)             100           (11)          (984)       (1)      (1,667)
                                             -----             ---           ----          -----       ---      -------

OPERATING (LOSS)/INCOME                     (16,635)          (635)         7,705          (984)                (10,549)
Interest income                               433               0            100           (369)       (2)        164
Interest expense                             (142)              17                         (314)       (3)       (439)
Other non-operating income/(expense)

                                             9,683                          (399)         (9,683)      (7)       (399)

     (LOSS)/INCOME BEFORE

                 TAX EXPENSE                (6,661)           (618)         7,406        (11,350)               (11,223)
                                            -------           -----         -----        --------               --------
                    Tax Expense              (152)             141            -                        (4)        (11)
                                             -----             ---            -                                   ----

     NET (LOSS)/INCOME                      (6,813)           (477)         7,406        (11,350)               (11,234)

NET (LOSS) PER SHARE                        ($0.38)                                                             ($0.59)

WEIGHTED AVERAGE SHARES                    19,544,526                                    (593,973)     (5)     18,950,553


 (1) To record the estimated amortization of intangible asset values assigned at acquisition with lives ranging from 3 to 15 years.

 (2)     To record  interest  income  assumed lost  (average rate of 5.25%) on cash reserves used to pay for the acquisition.

 (3) To record interest expense at approximately 9.5% on borrowings used to pay for the acquisition.

 (4) No pro forma adjustment has been made for income taxes because AMBI has available $17.0 million in tax loss carryforwards as of June 30, 1997 for which no deferred tax asset had been recognized.

 (5) Reflects the pro rata portion of 1,093,972 shares received from sale of A&B for the period July 1, 1996 through December 12, 1996 offset by 500,000 shares issued as part of the payment to the partners of N 21 in the acquisition.

 (6) Represent the results for A&B for period July 1, 1996 to December 12, 1996 the date the A&B was sold.

 (7)     Represents the nonrecurring gain on the sale of A&B.

 (8) N21's fiscal year end is December 31. This column represents the combination of N21 results for the six month periods ended December 31, 1996 and June 30, 1997 to conform to AMBI's fiscal year.

                                    AMBI INC.

                        Pro Forma Combined Balance Sheet

                                  JUNE 30, 1997

                                  In thousands
                                   (Unaudited)

                                    AMBI Inc.

                                                                                       Pro Forma              Pro Forma

                                                     AMBI Inc.      Nutrition 21      Adjustments             Combined
                                                     ---------      ------------      -----------             --------
ASSETS

Current Assets

    Cash and cash equivalents                          8,615             2,961          (9,661)   (1)            1,915
    Trade accounts receivable (less
       allowance for doubtful accounts)                  390             2,913                                   3,303
    Inventories                                          606               574                                   1,180
    Prepayments and other current assets                 404               132                                     536
                                                    --------          --------         --------               --------


Total current assets                                  10,015             6,580          (9,661)                  6,934

Property, plant and equipment-net                      1,082                31                                   1,113
Patent cost, licensed technology and
   other intangible assets-net                         1,584                19             7401   (2)            9,004
Goodwill-net                                                                                687   (2)              687
Other assets                                              73                 9                                      82
                                                    --------          --------         --------               --------

Total Assets                                          12,754             6,639           (1,573)                17,820

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Current portion of notes and

  lease

       obligation                                        156                                                       156
   Accounts payable and accrued expenses               2,464               411                                   2,875
   Accrued royalties                                                       496             (496)   (3)
   Accrued litigation                                                      281             (281)   (4)
   Other liabilities                                                       161                                     161
   Short term bank loan                                                                   3,300     (5)          3,300
   Dividends payable                                     340                                                       340
                                                    --------          --------         --------               --------

            Total current liabilities                  2,960             1,349            2,523                  6,832
Notes payable and lease obligation                       184                 6                0                    190
Long term loan                                         2,000                                                     2,000
                                                    --------          --------         --------               --------

TOTAL LIABILITIES                                      5,144             1,355            2,523                  9,022

Stockholders' Equity

   Common Stock                                           94                                  3   (6)               97
   Additional paid-in capital                         51,416                              1,185   (7)           52,601
   Accumulated deficit/retained earnings             (43,900)             5,284          (5,284)  (8)         (43,900)
                                                    --------           --------        --------               --------

TOTAL STOCKHOLDER' EQUITY                              7,610              5,284          (4,096)                8,798
                                                    --------           --------        --------               --------

TOTAL LIABILITIES, AND STOCKHOLDERS' EQUITY

                                                      12,754              6,639          (1,573)               17,820

(1) The purchase agreement allowed N21 partners to keep cash on hand. Also reflects AMBI's requirement to use $6,700 of cash reserves.


(2) To record the allocation of the excess of the purchase price over the net assets acquired to patent cost and licensed technology and goodwill. The excess purchase price was calculated as follows:

       Cash on hand utilized                          $6,700
       Cash from bank loan                             3,300
       Fair value of common stock issued               1,188
                                                     -------

       Purchase price                                 11,188
       Adjusted net book value                         3,100

       Excess Purchase Price                          $8,088

       Excess purchase price was allocated between goodwill and other intangibles, principal patents, trademarks and customer lists.

       The adjusted net book value was determined as follows:

       Nutrition 21's total assets                    $6,639
       Less cash on hand                               2,961
                                                      ------
       Adjusted assets                                 3,678

       Total liabilities                               1,355
       Less accrued royalties and
       accrued litigation costs                          777
                                                      ------
       Adjusted liabilities                              578

       Adjusted net book value                         $3,100

(3) Reflects purchase agreement which required N 21 partners to pay accrued royalties.

(4) Reflects purchase agreement which required N 21 partners to pay accrued litigation expenses.

(5) Reflects short term bank loan of $3,300, which was required in addition to the cash reserves used to make the purchase.

(6) Reflects 500,000 shares at par value of $0.005 as part of the payment to the partners in the acquisition.

(7) Reflects additional paid-in capital on the 500,000 shares, valued at $2.375, which was the market price on the day of the transaction

(8)    Elimination of N 21 net assets.